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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

      This AGREEMENT (the "Agreement") dated this 1st day of May, 2000 (the "Effective Date") is by and between CoStar Realty Information, Inc., a Delaware corporation (the "Company"), and John Place (the "Executive").

      The Company desires to employ the Executive to devote his full time and best efforts to the business of the Company, and the Executive desires to be so employed on the terms and conditions outlined below.

      The parties agree as follows:

      1. Employment. The Company agrees to employ Executive at the Company's offices in the Greater Washington D.C. metropolitan area, and Executive agrees to be so employed in the capacity of Executive Vice President. Executive shall perform such functions and undertake such responsibilities as are assigned from time to time by the President of the Company. Executive agrees that he shall spend no less than four (4) Business Days (as defined below) per week in the Company's principal executive offices in the Greater Washington D.C. metropolitan area, other than when Executive is traveling on Company business or on vacation. "Business Day" means any day other than a Saturday, Sunday or a day that is designated as a holiday pursuant to the Company's written policies.

      2. Term. The term of Executive's employment under this Agreement shall commence on the date of this Agreement and shall continue for the initial term of two (2) years (the "Initial Term"), and for automatic and successive renewal terms of one (1) year each (each, a "Renewal Term" and collectively, the "Renewal Terms"), unless either the Company or Executive elects not to extend the term beyond the Initial Term or any Renewal Term (herein, the Initial Term or a Renewal Term is sometimes referred to as the "Current Term") and gives to the other party hereto written notice of termination at least three (3) months prior to the end of the Initial Term or the Renewal Term.

      3. Full time and efforts. Executive shall diligently and conscientiously devote substantially his full time and exclusive attention and best efforts to his duties under this Agreement.

      4. Compensation.

            (a) Commencing as of the Effective Date of this Agreement, the Company shall pay Executive base compensation for his services in the amount of $280,000 per year (the "Base Compensation"). The President of the Company in consultation with the Compensation Committee of the Board of Directors of the Company will review Executive's performance and determine any appropriate increases annually thereafter. Base Compensation shall be payable in biweekly or such other installments as shall be consistent with the Company's payroll procedures for its senior executives.
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            (b) In addition, Executive shall be eligible to be granted an annual performance bonus (the "Annual Bonus") of between 25% and 85% of Base Compensation. The first annual bonus paid will be calculated pro rata based on Base Compensation for the period from the Effective Date of the Agreement through December 31, 2000. Thereafter, the annual bonus will be based on Base Compensation during each calendar year. The minimum annual bonus will be 25% of Base Compensation, and additional amounts up to an aggregate amount of 85% of Base Compensation will be determined based on performance related to criteria established by the President of the Company and the Board of Directors.

            (c) In addition, Executive will be awarded 60,000 stock options in CoStar Group, Inc. ("CoStar") (the "Initial Options"), the Company's parent, vesting 25% on the grant date (the Effective Date of employment), 25% after the first year, 25% after the second year, and 25% after three years. The exercise price for the Initial Options shall be the Fair Market Value (as defined in CoStar's 1998 Incentive Stock Plan) of the CoStar common stock on the Effective Date.

            (d) In addition, Executive shall be awarded an initial bonus of $75,000 (the "Initial Bonus"), with $25,000 to be paid within 30 days of the Effective Date, $25,000 to be paid within 60 days of the Effective Date, and $25,000 to be paid within 90 days of the Effective Date; provided, however, that if Executive is terminated with cause (as defined in Section 8) or if Executive terminates his employment with the Company (or has given notice to the Company to terminate his employment with the Company) within twelve (12) months of the Effective Date, then Executive shall pay to the Company within ten (10) days of his termination date with the Company the full amount of the Initial Bonus.

      5. Benefits. Executive shall be entitled to participate in, and receive benefits from any insurance, medical, disability, vacation or pension plan of the Company for which Executive satisfies the generally applicable criteria for eligibility, and to other perquisites which may be in effect at any time during the term hereof that are generally available to executive officers of the Company.

      6. Expense reimbursement. The Company shall reimburse Executive for all categories of expenses incurred in carrying out his duties under this Agreement that the Company's policies regard as reasonable and necessary. Executive shall present to the Company from time to time an itemized account of, and supporting documentation for, such expenses in any form generally required by the Company. The Company hereby agrees to reimburse Executive for Executive's reasonable relocation expenses to the Greater Washington D.C. area in accordance with the Company's relocation policy in effect from time to time. For the period between the Effective Date and December 31, 2000, the Company agrees to provide an apartment in the greater Bethesda, Maryland area for the Executive's use.

      7. Termination without cause.

            (a) By the Company. The Company may terminate this Agreement without cause (and regardless of the time periods and provisions in Section 2 hereof) upon sixty (60)
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days written notice. In such an event (other than a termination as provided for in Section 2 of this Agreement): (i) any remaining Initial Options due to vest within twelve (12) months of the date of such written notice shall vest immediately; and (ii) Executive will, as severance and liquidated damages and in consideration of his execution of a complete and absolute release of the Company and its affiliates and their respective directors and officers from any and all further claims, receive on a monthly basis, as if he had not been terminated, all payments (other than bonus) he would have received for the lessor of (x) the term remaining under the Agreement had he not been terminated from the date of such written notice, or (y) twelve months from the date of such written notice.

            (b) Termination after merger or acquisition. In the event of the merger of the Company or CoStar, or the acquisition, directly or indirectly, of all or substantially all of the Company's or CoStar's assets or a controlling interest in the voting shares of the Company or CoStar by an unaffiliated party (a "Change of Control"), Executive may elect to treat that event as a termination by the Company without cause unless the new party: (a) extends to him a reasonable offer to (i) be retained by the Company in an executive position of responsibility, authority and compensation comparable in material respects (including location) to the position of Executive immediately prior to the Change of Control, (ii) retain all rights accorded under this Agreement and
(iii) be afforded all privileges accorded to other executives of the Company; and (b) in fact retains Executive in such capacity for at least twelve (12) months after the Change of Control.

            (c) By Executive. Executive may without cause terminate this Agreement, by giving one hundred eighty (180) days written notice during the Initial Term, or ninety (90) days written notice during any Renewal Term, to the Company. In such event, at the sole discretion of the Company, Executive shall continue to render all services through the date of termination. Executive shall be paid the base compensation, accrued Annual Bonus, if any, and vested options as provided by Section 4 up to the date of termination, but shall not receive any salary or bonus payment thereafter nor shall any stock option that is not otherwise vested or nonforfeitable on the date of termination become vested or nonforfeitable on such date or thereafter.

      8. Termination for cause. The Company may terminate this Agreement (a) for cause at any time by notifying Executive in writing of such termination and the cause thereof or (b) in the event of Executive's death or prolonged disability; provided, however, that the only grounds constituting "cause" shall be: (i) Executive's negligence in the performance of his duties hereunder, intentional nonperformance or mis-performance of such duties, or refusal to abide by or comply with the reasonable, directives of the Board of Directors of the Company or the President of the Company, or the Company's material policies and procedures (including without limitation the provisions of Section 9 hereof), which actions continue uncured for a period of at least ten (10) days after receipt by Executive of written notice of the need to cure or cease; (ii) Executive's willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company; (iii) Executive's indictment for, conviction of, or guilty or nolo contendere plea to, a felony; and (iv) Executive's abuse of alcohol or drugs (legal or illegal), other than legal drugs taken under the directions of a physician, that, in the Company's reasonable judgment, materially impairs Executive's ability to perform his duties hereunder. In any such event, Executive will forfeit all unvested options and all claims to bonuses not yet awarded, and will be paid salary,
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excluding bonus, through the date of the termination; provided, however, that in the event of termination for death or prolonged disability, all unvested options shall immediately vest.

      9. Confidentiality, Invention and Non-Compete Agreement.

            (a) During the term of this Agreement, and thereafter for the duration of the period, if any, that Executive continues to be employed by the Company and/or any other entity owned by or affiliated with the Company or on an "at will" basis, and thereafter for the Non-Competition Period (defined below), Executive shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a "Person"):

                  (i) engage, as an officer, director, shareholder, owner, partner, member, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor, or sales representative, in any business selling any products or services in direct competition with the Company in the United States, Canada, the United Kingdom, or other nations in which the Company is conducting or in which he was aware the Company had plans to conduct business within the eighteen (18) months following his termination (the "Territory"); provided, however, that the foregoing covenant shall not be deemed to prohibit Executive from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter;

                  (ii) call upon any Person who is, at that time, within the Territory, an employee of the Company for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

                  (iii) call upon any Person who or that is, at that time, or has been, within one year prior to that time, a customer of the Company within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company within the Territory; or

                  (iv) on Executive's own behalf or on behalf of any competitor, call upon any Person as a prospective acquisition candidate for an entity other than the Company or its affiliates who or that, during Executive's employment by the Company was, to Executive's knowledge, either called upon by the Company as a prospective acquisition candidate or was the subject of an acquisition analysis conducted by the Company. Executive, to the extent lacking the knowledge described in the preceding sentence, shall immediately cease all contact with any prospective acquisition candidate upon being informed that the Company had called upon such candidate or made an acquisition analysis thereof.

            (b) Executive acknowledges that during the course of his employment, he may develop and obtain access to trade secrets, proprietary software and other "confidential business information" of the Company, such as its software systems, sources of data, databases and other competitively sensitive information kept in confidence by the Company such as selling and pricing information and procedures, research methodologies, customer lists, business and
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marketing plans, and internal financial statements. Executive agrees to not use or disclose any trade secrets, proprietary software or confidential business information to which he is exposed or has access in the course of his employment with the Company, even if elements of any of them may belong to third parties, during his employment and for so long afterwards as the Company seeks to maintain as confidential the proprietary software, trade secrets or confidential business information, whether or not the software, trade secrets and confidential business information are in written or tangible form, except as required and authorized during the performance of Executive's duties for and with the Company. Executive agrees that, given the nature of the Company's business and business plans there will never come a time when disclosure of the Company's proprietary software, trade secrets or confidential information would not be seriously injurious to the Company.

            (c) Executive acknowledges that he has been employed by the Company during its critical developmental and roll-out stages and that leaving the employ of the Company to join any business competitor would seriously hamper the business of the Company. Accordingly, Executive agrees that the Company shall be entitled to injunctive relief to prevent him from violating this Section 9, in addition to all remedies permitted by law, to enforce the provisions of this Agreement. Executive further acknowledges that his training, experience and technical skills are of such breadth that they can be employed to Executive's advantage in other areas which are not in direct competition with the business of the Company on the date of termination of Executive's employment and consequently the foregoing obligations will not unreasonably impair Executive's ability to engage in business activity after the termination of Executive's employment.

            (d) For purposes of Section 8 and Section 9 of this Agreement, the term "Company" shall mean the Company, its parent, and each of its parent's direct or indirect subsidiaries, and each of these entities' predecessors in interest and successors; and the term "Non-Competition Period" shall mean the period commencing on the Effective Date to and including the second anniversary of the date on which Executive ceases to be employed by the Company (provided, however, that the Non-Competition Period, during which the agreements and covenants of Executive made in this Section 9 shall be effective, shall be computed by excluding from such computation any time during which Executive is in violation of any provision of this Section 9).

            (e) The covenants in this Section 9 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 9 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, said time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination. Upon termination of this Agreement for any reason, the covenants specified in this Section 9 shall survive for the term specified herein.
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            (f) All of the covenants in this Section 9 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

      10. Notices. All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or to such other addresses as either may designate in writing to the other party.

            (a)   If to the Company:

                  Andrew C. Florance
                  President
                  CoStar Realty Information, Inc.
                  7475 Wisconsin Avenue
                  Sixth Floor
                  Bethesda, Maryland 20814
                  Telefax: 301-718-2444

            (b) If to Executive, to the address indicated below Executive's name on the signature page.

      11. Arbitration. The parties agree that any dispute between the parties relating to this Agreement shall not be resolved in litigation, but instead shall be resolved in final, binding arbitration by a single arbitrator under the auspices of the American Arbitration Association ("AAA") in Washington, D.C. Any such arbitration shall be conducted in accordance to the AAA's Employment Dispute Resolution Procedures.

      12. Waiver of Breach. The waiver by either party of a breach of any provisions of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach. A delay or failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

      13. Governing Law. The Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

      14. Binding Effect. This Agreement shall be binding upon and share inure to the benefit of the Company and its respective successors and assigns but the rights and obligations of Executive are personal and may not be assigned or delegated without the Company's prior written consent.

      15. Counterparts. This Agreement, for the convenience of the parties, may be executed in any number of counterparts, all of which when taken together shall constitute one and the same Agreement.
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      16. Entire Agreement Concerning Employment; Supremacy of Employment
Agreement. This Agreement and any related stock option agreement constitute the entire agreement between the parties as to Executive's employment and compensation therefor and supersede and replace any and all agreements, written or oral, as to such matters. This Agreement may not be modified or amended orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. If there is any conflict with respect to Executive between the provisions of this Agreement and the provisions of the Stock Option Plan, the provisions of this Agreement shall govern.

      17. Amendments. This Agreement may be amended only in writing, signed by both parties.


      In witness whereof, the parties have executed this Agreement effective as of the date set forth above.

COSTAR REALTY INFORMATION, INC.                 EXECUTIVE

By:    /s/                                By:       /s/
  --------------------------------          ----------------------------------
   Name:  Andrew C. Florance              Name: John Place
   Title: President